______________________

AGREEMENT AND PLAN OF EXCHANGE

EMVELCO CORP.

and

DAVY CROCKETT GAS COMPANY, LLC

_______________________

May 1, 2008

AGREEMENT AND PLAN OF EXCHANGE

THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into on May 1, 2008 by and among EMVELCO Corp., a Delaware corporation (hereinafter referred to as “EMVELCO”) and DAVY CROCKETT GAS COMPANY, LLC, a Nevada limited liability company (hereinafter referred to as “DC Gas") and the members of DC Gas (the “Members”). The individuals and entities above are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

A. EMVELCO is a corporation that files reports with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), as amended.

B. EMVELCO is willing to acquire all of the issued and outstanding membership interests of DC Gas, owned by the Members in exchange for convertible notes issued by EMVELCO making DC Gas, inclusive of all of its assets, rights and interests, a wholly-owned subsidiary of EMVELCO, and the Members are willing to exchange all of the issued and outstanding membership interests in DC Gas in exchange for the convertible notes issued by EMVELCO.

C. It is the intention of the Parties hereto that: (i) EMVELCO shall acquire all of the issued and outstanding membership interests of DC Gas in exchange for convertible notes (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "1933 Act") and under the applicable securities laws of each state or jurisdiction where the Shareholders of EMVELCO and the Members of DC Gas reside.

D. For federal income tax purposes, it is intended that the reorganization contemplated hereby shall qualify as a reorganization with the meaning of Section 368(a) of the Code.

NOW, therefore, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties hereto agree as follows:

SECTION 1. OWNERSHIP OF EMVELCO AND DC GAS

The Parties acknowledge that the ownership of the Companies, as of the date all Parties hereto have executed this Agreement, immediately prior to giving effect to the transactions hereunder, is as follows:

1.1. The authorized capital stock of EMVELCO currently consists of Thirty-Five Million (35,000,000) shares of common stock and Five Million (5,000,000) shares of preferred stock. At Closing, EMVELCO shall cause to be issued convertible notes (“Convertible Notes”), substantially in the form attached hereto as Exhibit A, that are convertible into Fifty Million (50,000,000) shares of EMVELCO common stock (the “EMVELCO Shares”) upon the shareholders holding a majority of the outstanding shares of common stock of EMVELCO approving the issuance of the EMVELCO Shares upon conversion of the Convertible Notes (the “Shareholder Approval”). Further, in accordance with Section 2 of this Agreement below, EMVELCO may issue additional Convertible Notes that are convertible into up to Two Hundred and Fifty Million (250,000,000) shares for consideration in this transaction if certain conditions are satisfied; provided, however, in the event that Shareholder Approval has been provided, then EMVELCO will issue shares of EMVELCO as opposed to Convertible Notes. EMVELCO will take the necessary steps to increase its authorized capital stock up to Four Hundred Million (400,000,000) shares of common stock in order to have available the necessary EMVELCO Shares for such issuance and distribution.

1.2. The membership interests of DC Gas, currently consists of Ten Thousand units of membership interests and is owned of record and held beneficially by the Members. The Members currently own collectively 10,000 units of DC Gas which represents 100% of the outstanding units of DC Gas (the “DC Gas Units”) and the Members are the sole members of DC Gas. The Members will transfer their DC Gas Units to EMVELCO at the Closing and such DC Gas Units shall be free and clear of all liens.

SECTION 2.  EXCHANGE OF CONVERTIBLE NOTES AND DC GAS UNITS

The Parties hereby acknowledge and agree to perform the following acts at the closing of the transactions contemplated herein (the “Closing”):

2.1 Convertible Notes and Additional Convertible Notes. EMVELCO hereby agrees that it shall issue the Convertible Notes to the Members in exchange for their outstanding DC Gas Units in proportion to their membership interest. EMVELCO will issue Convertible Notes in the amount of $25,000,000 concurrently with execution of this Agreement and the remaining Convertible Notes in the amount of $25,000,000 shall be released and distributed in accordance with the following phases:

•	Convertible Notes in the amount of $5,000,000 shall be issued upon the first well going into production.
•	Convertible Notes in the amount of $5,000,000 shall be issued upon the second well going into production,
•	Convertible Notes in the amount of $5,000,000 shall be issued upon the third well going into production,
•	Convertible Notes in the amount of $5,000,000 shall be issued upon the fourth well going into production and
•	Convertible Notes in the amount of $5,000,000 shall be issued upon the fifth well going into production.

The Convertible Notes shall be issued to the Members in the amounts set forth next to their respective names on Schedule 2.1 to this Agreement. The Members may be entitled to receive Convertible Notes up to an additional amount of $200,000,000 (the “Additional Convertible Notes”) in accordance with the formula set forth on Schedule 2.1 depending upon the gross revenue of DC Gas. The gross revenue shall be the revenue generated from that certain land rights held by DC Gas located in Crockett County, Texas less concession fees and taxes.

2.2 DC Gas Units. The Members hereby agree and shall transfer to EMVELCO, on the Closing Date, all of the Membership Units of DC Gas representing 100% interest in DC Gas.

2.3 Delivery of Share and Membership Certificates. On the Closing Date, EMEVELCO will deliver to the Members the Convertible Notes. Simultaneously, the Members will deliver the certificates representing the DC Gas Units to EMVELCO with executed stock powers.

2.4 Other Transfer Documents. At the Closing, the Parties each shall execute and deliver such sale and transfer documents and agreements reasonably requested by the other Party, including customary representations and warranties that the Convertible Notes and the DC Gas Units, respectively, are free and clear of any security interest, liens, charges, claims and that, upon such transfer and sale by the Parties, each Party shall hold good and marketable title to the Convertible Notes or DC Gas Units (as the case may be).

2.5  Ownership After Transfer. The Parties acknowledge that after consummation of the transfers described above, EMVELCO shall own 100% of DC Gas.

2.6  Advisor’s Fee. C. Properties Ltd., a Barbados company (the “Advisor”) shall be paid a fee for rendering consulting services in connection with this transaction (the “Advisor’s Fee”). The Advisor’s Fee shall be the greater of (i) five percent (5%) of the dollar value of the Convertible Notes and the Additional Convertible Notes issued to the Members not to exceed $12,500,000 or (ii) $10,000,000; which is to be paid by EMVELCO. The Advisor has agreed that in lieu of cash payment it will receive shares of stock of the Atia Group Ltd. (the “Atia Shares”). The Advisor has agreed that, in lieu of cash payment, it will receive an aggregate of up to 734,060,505 shares of stock of the Atia Group Ltd. of which 200,000,000 shares shall be transferred by EMVELCO to the Advisor at Closing effective as of January 1, 2008, 200,000,000 shares shall be transferred by EMVELCO to the Advisor upon the first DC Gas well going into production, 200,000,000 shall be transferred by EMVELCO to the Advisor upon the second DC Gas well going into production and 134,060,505 shares shall be transferred by EMVELCO to the Advisor upon the third DC Gas well going into production. In addition, upon a fourth DC Gas well going into production, EMVELCO shall transfer an additional 50,366,671 shares of Atia Group Ltd. The Advisor’s Fee shall be deposited in an Escrow Account in accordance with Section 8.4 herein.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF EMVELCO

EMVELCO, to the best of its knowledge and belief, hereby represents and warrants as follows:

3.1 Organization and Good Standing. EMVELCO is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Other than as previously disclosed and an option to purchase 100,000 shares of common stock held by Yossi Attia, EMVELCO’s CEO, there are no outstanding subscriptions, rights, options, warrants or other agreements obligating EMVELCO to issue, sell or transfer any stock or other securities of EMVELCO, except simultaneously herewith.

3.2 Intentionally left blank.

3.3 Financial Statements, Books and Records. There has been previously delivered to DC Gas and the Members financial statements dated December 31, 2007 that fairly represent the financial position of EMVELCO.

3.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been and there will not be before the Closing Date:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of EMVELCO;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of EMVELCO, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of EMVELCO’s capital stock or the EMVELCO Shares;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by EMVELCO of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5 Taxes. EMVELCO has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.6 Compliance with Laws. EMVELCO has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of EMVELCO.

3.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of EMVELCO;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which EMVELCO is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, EMVELCO, or upon the properties or business of EMVELCO; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of EMVELCO.

3.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving EMVELCO. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving EMVELCO or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

3.9 Brokers or Finders. Any broker's or finder's fees will be paid by EMVELCO in connection with the transactions contemplated by this Agreement.

3.10 Real Estate. EMVELCO has previously disclosed to DC Gas the properties it owns and its interests in real estate.

3.11 Tangible and Intangible Assets. EMVELCO has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, patents, licenses owned or leased or licensed by EMVELCO, any related capitalized items or other tangible or intangible property material to the business of EMVELCO (the "Tangible and Intangible Assets"). EMVELCO holds all rights, title and interest in all the Tangible and Intangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 3.11. All of the Tangible and Intangible Assets are in good operating condition and repair and are usable in the ordinary course of business of EMVELCO and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

3.12 Liabilities. EMVELCO does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, EMVELCO will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

3.13 Operations of EMVELCO. From the date of the Balance Sheet and through the Closing Date hereof EMVELCO has not and will not have:

(i) incurred any indebtedness for borrowed money, other than as disclosed previously in connection with EMVELCO’s real estate properties;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any member, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v)  disposed of any assets of EMVELCO except in the ordinary course of business;

(vi) materially increased the annual legal or compensation of any executive employee of ERC;

(vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of EMVELCO;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.14 Capitalization. EMVELCO has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of common stock of EMVELCO, other than in this Agreement and the option to purchase 100,000 shares of common stock issued to Yossi Attia, EMVELCO’s CEO.

3.15 Full Disclosure. No representation or warranty by EMVELCO in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to DC Gas and its Members hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of EMVELCO. The foregoing notwithstanding, all of the aforementioned representations and warranties are qualified to extent that any of the companies or businesses acquired or to be acquired pursuant to EMVELCO acquisition program may include events, conditions or circumstances involving matters contemplated by such representations and warranties, the disclosure of which will not be made pursuant to this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF DC GAS AND ITS MEMBERS

DC Gas and its Members hereby represent and warrant to EMVELCO as follows:

4.1 Organization and Good Standing. DC Gas is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized equity of DC Gas consists of 10,000 units of Membership Interests, all of which are issued and outstanding to the Members. DC Gas is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by DC Gas or the nature of the business transacted by it make such license or qualification necessary. DC Gas does not have any subsidiaries.

4.2 The DC Gas Units. The DC Gas Units to be transferred to EMVELCO have been or will have been duly authorized by all necessary company and Member actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

4.3 Financial Statements; Books and Records. There has been previously delivered to EMVELCO, financial statements dated March 31, 2008 that fairly represent the financial position of DC Gas.

4.4 No Material Adverse Changes. Since the date of formation of DC Gas, there has not been and there will not be before the date of Closing:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of DC Gas;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of DC Gas, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of DC Gas' capital;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by DC Gas of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

4.5 Compliance with Laws. DC Gas has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of DC Gas.

4.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Organization or Operating Agreement of DC Gas;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which DC Gas is a party or by or to which it or any of its assets or properties may be bound or subject, other than as previously disclosed in connection with the real estate or other holdings of DC Gas;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, DC Gas or upon the securities, properties or business of DC Gas; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

4.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving DC Gas. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving DC Gas or any of its properties or assets.

4.8 Brokers or Finders. There are no broker’s or finder’s fee due or payable by DC Gas in connection with the transactions contemplated by this Agreement.

4.9 Liabilities. DC Gas does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, mining claims, environmental claims any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the financial statements. As of the Closing Date, DC Gas will not have any Liabilities, other than as previously disclosed, and except for Liabilities incurred in the ordinary course of business.

4.10 Operations of DC Gas . From the date of the organization of DC Gas and through the Closing Date DC Gas has not and will not have:

(i) incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

(iii) made any loan or advance to any member, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v) disposed of any assets of DC Gas except in the ordinary course of business;

(vi) incurred any compensation for any executive employee of DC Gas;

(vii) adopted, increased, terminated amended or otherwise modified any plan for the benefit of employees of DC Gas;

(viii) issued any equity securities or rights to acquire such equity securities except as described herein; or

(xiv) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

4.11 Authority to Execute and Perform Agreements. DC Gas has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of DC Gas enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by DC Gas of this Agreement, in accordance with its respective terms and conditions will not:

(i) require the approval or consent of any governmental or regulatory body, or the approval or consent of any other person;

(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to DC Gas or any instrument, contract or other agreement to which DC Gas is a party or by or to which DC Gas is bound or subject; or

(iii) result in the creation of any lien or other encumbrance on the assets or properties of DC Gas.

4.12 Full Disclosure. No representation or warranty by DC Gas or the Members in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to EMVELCO pursuant hereto or in connection with the execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of DC Gas. The foregoing notwithstanding, all of the aforementioned representations and warranties are qualified to extent that any of the companies or businesses acquired or to be acquired pursuant to DC Gas’ acquisition program may include events, conditions or circumstances involving matters contemplated by such representations and warranties, the disclosure of which will not be made pursuant to this Agreement.

4.13 Real Estate and Assets. DC Gas does not own or have any interests in real estate, only interests in drilling rights.

4.14 Several Representations by the Members. Each Member, for himself or itself:

(i) Is the sole record and beneficial owner of the DC Gas Units subject to no Claim.

(ii) Has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of such Member, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by Members for the consummation of the transactions contemplated by this Agreement has been taken.

(iii) Is an accredited investor within the meaning of Rule 501 of the Commission pursuant to the Securities Act;

(iv) Is acquiring the Convertible Notes and the Additional Convertible Notes pursuant to this Agreement for investment and not with a view to the sale or distribution thereof;

(v) Understands that shares of common stock issuable upon conversion of the Convertible Notes and the Additional Convertible Notes, which will only occur if EMVELCO obtains Shareholder Approval, constitute restricted securities within the meaning of Rule 144 of the Securities Exchange Commission (the “Commission”) pursuant to the Securities Act and may not be sold or otherwise transferred except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act;

(vi) Has been advised by counsel as to the meaning and implication of the acquisition of restricted securities and the illiquid nature of the shares issued upon conversion of the Convertible Notes and the Additional Convertible Notes, if any;

(vii) Acknowledges that the certificate or certificates for the shares issuable upon conversion of the Convertible Notes and the Additional Convertible Notes, if any, will bear EMVELCO’s customary Securities Act restrictive legend;

(viii) Represents that he or she understands that an investment in the Convertible Notes and the Additional Convertible Notes involves a high degree of risk; and

(ix) Represents that the execution and performance of this Agreement will not constitute a breach of any contract to which such Member is a party or by which he or she is bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such Members or his or her properties.

SECTION 5. COVENANTS

5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

5.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3 Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the Parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving Party); or

(iii) the receiving Party had within its possession at the time of disclosure.

5.5 Membership Certificates. At the Closing, the Members shall have delivered the certificates representing the DC Gas Units duly endorsed so as to make EMVELCO the sole owner thereof. At such Closing, ENVELCO shall issue to the Members the Convertible Notes as applicable.

5.6 Investment Intent. The Members understand that the Convertible Notes being issued have not been registered or approved for sale by the SEC or any state securities authority.

5.7.Board of Directors of EMVELCO. At and as of the Closing, a new Board of Directors and new Officers shall be elected for EMVELCO.

5.8 Managers of DC Gas. At and as of the Closing, the Managers and Officers of DC Gas shall remain the same.

5.9 Reporting Requirements. The Parties hereto, and specifically DC Gas the Members, acknowledge that due to EMVELCO being subject to the 1934 Act that there are definite reporting requirements and that the Parties agree that they shall continue to comply with all financial reporting requirements, including but not limited to monthly and quarterly reports and any acceptance of an auditor appointment selected by EMVELCO in the event that there is a consolidation reporting on an equity level.

5.10 Consummation of Transactions. As of and through the Closing, the Parties shall not have caused or permitted to occur or be made any event or condition of any character which would prevent consummation of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF EMVELCO, DC GAS AND THE MEMBERS

Notwithstanding any right of a Party fully to investigate the affairs of another Party , the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of a Party contained in this Agreement or in any document delivered by such Party or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7. INDEMNIFICATION

7.1 Obligation of EMVELCO to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, EMVELCO hereby agrees to indemnify, defend and hold harmless DC Gas and the Members from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of EMVELCO contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

7.2 Obligation of DC Gas and the Members to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, DC Gas and the Members agree to indemnify, defend and hold harmless EMVELCO from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 8. CLOSING

8.1 Closing. The Closing shall take place at 1061 ½ N. Spalding Avenue, Los Angeles, CA 90046 or at such other later time or place as may be agreed upon by the Parties hereto on the date of the execution of this Agreement. At the Closing, the Parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

8.2 Ancillary Documents. At the Closing, or as soon thereafter as practicable, the Parties shall deliver fully executed documents as follows:

8.2.1 Any amendments to the Articles of Incorporation or Bylaws increasing the number of directors on the Articles of Organization or Operating Agreement of DC Gas.

8.2.2 Any other document, notice, filing or agreement as reasonably requested by a Party or necessary to effect the intent of this Agreement.

8.2.3 The Parties agree that the operating and drilling of the Wolfcamp Canyon Sandstone Program shall be operated and/or drilled exclusively by Ozona Natural Gas Company, LLC (unaffiliated third party) at the relevant market rates.

8.3  Tax Matters. Each Party acknowledges and agrees that it has relied solely on counsel and accountants of its own selection for advice concerning the tax implications, if any, of stock being transferred, debts being assumed, satisfied or contributed, and other transfers hereunder. The Parties agree that it is expressly understood and agreed that as between the Parties, any and all obligations for reporting and paying any tax assessments, penalties or interest shall be the sole and exclusive responsibility of the Party receiving the benefit and each Party shall indemnify the other Party for any liability of the first Party incurred or as a result of failure to pay such tax assessments, penalties or interest; provided, however, each Party shall file its tax return and report the transactions contemplated herein in a manner consistent with the terms of this Agreement.

8.4  Escrow. The Advisor’s Fee which shall be paid in shares of stock from the Atia Group shall be deposited into an Escrow Account and held by the Escrow Agent in accordance with the Escrow Instructions to be delivered to the Escrow Agent.

8.5 Employment Agreement. EMVELCO shall enter into Executive Services Agreement with Mike M. Mustafoglu as Chairman.

8.6 Board of Directors. EMVELCO shall have six (6) members on the Board of Directors. Following the Closing, EMVELCO shall cause the resignations of certain representatives on the Board of Directors and Members shall be entitled to select and fill three (3) seats on the Board.

SECTION 9. GENERAL TERMS

9.1 Waiver. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3 Assignment. This Agreement is not assignable except by operation of law.

9.4 Notices. The mailing addresses of both parties of this Agreement shall be as from time to time designated in writing.

9.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties and supersede all prior agreements, written or oral, with respect thereto. No amendment of this Agreement shall be enforceable unless signed by the party to be charged with performance thereto.

9.7 Headings. the headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.8 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.10 Professional Advice. Each Party hereto has been provided with adequate opportunity to consult with legal, tax and accounting professionals of their own independent selection regarding the legal, tax and accounting implications of entering into this Agreement and hereby warrants, covenants and agrees that he/she/it has not relied on any oral or written communication or advice by another party or any agent, accountant or attorney of another party except as otherwise specifically set forth herein with respect to the accuracy of financial statements.

9.11 Expenses. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of legal counsel and certified public accountants.

9.12 Brokers. The Parties hereto warrant, covenant and agree that there has been no act or omission by any party hereto that would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

9.13 Successors and Assigns. All rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

9.14 Choice of Law, Binding Arbitration and Attorney’s Fees.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including any purchase or exchange of capital stock, shall be resolved under California law without regard to conflicts of laws except insofar as securities issues are concerned which shall be resolved by reference to the federal securities laws through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Should any arbitration or lawsuit be filed pursuant to or as a consequence of this Agreement, including an action for declaratory relief, the prevailing party shall be entitled to the recovery of reasonable attorney's fees in addition to costs. Venue for any controversy or claim, regardless of whether filed in arbitration or court, shall be in the City of Los Angeles, California. the parties hereto may wish to seek the advice of legal counsel of their own choosing regarding the importance of this paragraph. Execution of this document will result in a waiver of the right to a jury trial and other procedures inherent in civil litigation in the event of a dispute concerning this Agreement.

9.15 Exclusive Remedy. By executing this Agreement, the Parties hereby agree that the rights and remedies provided in this Agreement shall be the sole and exclusive rights and remedies surviving as between and among the Parties hereto relating to the facts and circumstances encompassed by this Agreement.

9.16 Construction of Agreement. Each Party hereto has cooperated in the drafting and preparation of this Agreement, and, therefore, any construction of the intent of the Parties hereto or language hereof to be made shall not be construed against any of the Parties hereto.

9.17 Authority; Valid and Binding Agreement of Parties. Each Party executing this Agreement hereby represents and warrants that it has full power and authority to enter into this Agreement, is free to enter into this Agreement and is not subject to any obligations or disabilities which will or might prevent or interfere with keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder. This Agreement is a legal, valid and binding obligation of each Party. No third party consents or approvals are required, other than those stated herein.

9.18 Binding Effect of Agreement. The Parties hereby agree that the terms contained in this Agreement shall be binding upon and inure to the benefit of each of the Parties hereto, including any and all of their past or present agents, associates, partners, officers, directors, shareholders, trustees, beneficiaries and employees, including attorneys and experts, and actual, implied or ostensible agents, and any and all of their heirs, executors, successors and assignees. The obligations and duties of each Party hereunder are personal and not assignable and any attempt of assignment or transfer of a Party’s duties or obligation, unless otherwise anticipated and provided for in this Agreement.

9.19 Governing Law; Enforceability. This Agreement has been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to the conflicts of law doctrine. Each Party irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Los Angeles County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated in this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons, and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue and such process.

9.20 Attorneys’ Fees. In the event any action or suit is brought by a Party hereto against another Party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of another Party arising out of this Agreement, the prevailing Party shall be entitled to recover from the other Party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

EMVELCO CORP.,
a Delaware Corporation

By: /s/ Yossi Attia __
Name: Yossi Attia
Its: Chief Executive Officer

DAVY CROCKETT GAS COMPANY, LLC,
a Nevada Limited Liability Company

                                        By: TransGlobal Financial Services LLC,
Its: Manager

By: /s/ Mike M. Mustafoglu
                                       Mike M. Mustafoglu, President

By: Robin Ann Gorelick, Esq.
Its: Manager

/s/ Robin Ann Gorelick_____
Robin Ann Gorelick Esq.

DAVY CROCKETT GAS COMPANY, LLC MEMBERS:

PMFT HOLDINGS, LTD.

By: /s/ Evan James
       Evan James, Officer

CORPORATE GROUP SERVICES LIMITED

By: /s/ Hulya Oransel
Hulya Oransel, President

SULLY, LLC

By: /s/ Don Sullivan
      Don Sullivan, Manager

BEACON FINANCIAL CORP.

By: /s/ Richard Fitzler
      Richard Fitzler, President

ADVISOR (with respect to Section 2.6 ONLY):

C. PROPERTIES LTD.

By:___/s/ Younes Berrada_______________________
Name: Younes Berrada
Title: President

SCHEDULE 2.1

Name	DC Gas Units	% of Convertible Notes
PMFT Holdings, Ltd.	3,000	30%
CORPORATE GROUP SERVICES LIMITED	3,000	30%
Sully, LLC	2,000	20%
Beacon Financial Corp.	2,000	20%

Schedule 2.1

FORMULA FOR ISSUANCE OF ADDITIONAL CONVERTIBLE NOTES

The Additional Convertible Notes shall not exceed $200,000,000 in principal value. The number of Additional Convertible Notes shall be issued within 30 days of the first, second, third, fourth and fifth anniversary of the Closing. The Additional Convertible Notes shall be issued to the Members in accordance with their ownership interest in the DC Gas Units.

The principal amount of Additional Convertible Notes to be issued shall be determined by subtracting $50,000,000 from the product of DC Gas’s gross revenue by .50. The conversion price for the Additional Convertible Notes will be EMVELCO’s market price, which is the 90 day average closing price prior to the anniversary.

For example, if the gross revenue of DC Gas for the first anniversary of the Closing is $110,000,000 and the 90 day average closing price is $1.15, then the formula would be as follows:

(($110,000,000 x .50) - 50,000,000) = $5,000,000

The principal amount of the Additional Convertible Debenture shall be $5,000,000 and the conversion price shall be $1.15. In the event that EMVELCO has received Shareholder Approval, then the shares of common stock of EMVELCO will be issued as if the Additional Convertible Notes had been fully converted.

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